Press Release	Source: friendlyway Corporation

friendlyway Corporation Names David Lott as Chairman of the Board

Tuesday May 16, 9:00 am ET

SAN FRANCISCO, May 16, 2006 (PRIMEZONE) -- friendlyway Corporation (OTC BB:FDWY.OB - News), a self-service provider of customer-facing public access self-service systems, today announced the appointment of David Lott as Chairman of the Board.

Lott, with 20 years experience in business development and management in both the private and public sector, has been a mainstay in the digital signage industry since founding Limelight Media Group, Inc. in 1999. He held the position of Chairman and Chief Executive Officer of the public company, until June 2005, when he orchestrated Limelight's acquisition of Impart, Inc., creating Impart Media Group. Lott remained as CEO of Impart during the integration of the combined companies until his recent departure in March 2006.

``Mr. Lott brings to friendlyway his broad entrepreneurial and practical experience in all facets of public company corporate development, corporate governance and management. We are excited to have him on board,'' commented Ken Upcraft, friendlyway's CEO. ``Mr. Lott has been instrumental in providing contacts and potential financing sources for friendlyway and as Chairman of the Board, he will oversee our SEC compliance,'' added Upcraft.

The appointment of Mr. Lott is the part of the company's plan to refocus its business into designated vertical markets providing recurring revenue for long-term sustainability. The Company has also embarked on a restructuring plan, whereby it has taken immediate steps to reduce overhead and cost exposure.

About friendlyway Corporation:

friendlyway Corporation provides self-service systems and technologies for public access at points of sale, service, and information. Its interactive information stations are used in various applications, such as ticketing, Internet access, self check-in, way-finding, lead management, e-commerce, banking, lobby management, and access control, as well as information and education. The company serves trade shows, conferences, events and promotions, hospitality, tourism and travel, healthcare and hospitals, financial services and banking, government, and fashion and retail sectors. friendlyway markets its products and services internationally through sales and marketing campaigns, conferences, one-on-one consultations, telemarketing, direct sales, and client and vendor referrals. For more information, please visit: http://www.friendlywayinc.com.

This release and other written or oral statements made from time to time by friendlyway Corporation may contain ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like ``intends,'' ``expects,'' ``assumes,'' ``projects,'' ``anticipates,'' ``estimates,'' ``believes,'' ``could be,'' and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to the following: friendlyway Corporation's delays in shipment of its products and systems; lack of acceptance of new versions of its products or systems; introduction of new products or systems by its competitors; weakness in demand for public access ``self-service'' systems; lack of growth in worldwide personal computer sales; corporate reductions in IT spending; inability to integrate companies and products it acquires; industry transitions to new business and information delivery models, and other factors discussed in friendlyway Corporation's filings with the Securities and Exchange Commission. friendlyway disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
friendlyway Corporation
Ken Upcraft
(719) 359-5533